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                                                                     EXHIBIT 5.1

                    OPINION OF PILLSBURY MADISON & SUTRO LLP

                               February 11, 1999

Chevron Corporation
575 Market Street
San Francisco, CA 94105

     RE: REGISTRATION STATEMENT ON FORM S-4 (FILE NUMBER                )

Ladies and Gentlemen:

     We are acting as counsel for Chevron Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of
1933, as amended, of: (a) the                shares of common stock, par value
$1.50 per share, of the Company, to be delivered to holders of common stock, par value $0.01 per share, of Rutherford-Moran Oil Company, a Delaware corporation, pursuant to an Agreement and Plan of Merger, dated as of December 23, 1998 (the "Merger Agreement"), by and among the Company, Chevron Thailand Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Rutherford-Moran Oil Corporation and (b) the Chevron Preferred Stock Purchase Rights that will be attached to and represented by the certificates issued for shares of the Company's common stock (which Preferred Stock Purchase Rights have no market value independent of the Company's common stock to which they are attached). In this regard we have participated in the preparation of a Registration Statement on Form S-4 relating to such shares of Common Stock (the "Registration Statement").

     We are of the opinion that the shares of common stock to be delivered by the Company have been duly authorized and, when delivered pursuant to the terms of the Merger Agreement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Proxy Statement/Prospectus included therein.

                                          Very truly yours,

                                          /s/ PILLSBURY MADISON & SUTRO LLP

[04843]

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